NONSTANDARDIZED
                    PROTOTYPE CASH OR DEFERRED
                     PROFIT-SHARING PLAN AND
                     TRUST/CUSTODIAL ACCOUNT

                               for

          Good Times Drive Thru, Inc. as a Subsidary of

                       Good Times Restaurants, Inc.

                           SPONSORED BY
                      WELLS FARGO BANK, N.A.



Effective Date: February 1, 1998

                                                     Plan #004

                        NONSTANDARDIZED
                      ADOPTION AGREEMENT
           PROTOTYPE CASH OR DEFERRED PROFIT-SHARING
               PLAN AND TRUST/CUSTODIAL ACCOUNT
                         Sponsored by
                    WELLS FARGO BANK, N.A.

  The Employer named below hereby establishes a Cash or Deferred
  Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and Trust/Custodial Account Basic Plan Document #04.

  1.     EMPLOYER INFORMATION

    NOTE:     If multiple Employers are adopting the Plan,
                complete this section based on the lead Employer.
                Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

    (a)  NAME AND ADDRESS:

         Good Times Drive Thru, Inc. as a Subsidary of
         Good Times Restaurants, Inc.

         8680 Wolf Court, Suite # 330
         Westminster, CO  80030

    (b)  TELEPHONE NUMBER:   (303)427-4221

    (c)  TAX ID NUMBER:      84-1133368

    (d)  FORM OF BUSINESS:

         [  ] (i)  Sole Proprietor

         [  ] (ii) Partnership

         [x]  (iii)Corporation

         [ ]  (iv) "S"Corporation (formerly known as
  SubchapterS)

         [ ]  (v)  Other:


    (e)  NAME OF INDIVIDUAL AUTHORIZED TO ISSUE
         INSTRUCTIONS TO THE TRUSTEE/CUSTODIAN:

         See Designation of Committee Form

    (f)  NAME OF PLAN:  Good Times Drive Thru, Inc. as a Subsidary
                        of Good Times Restaurants, Inc. 401(k)
                        Savings and Investment Plan

    (g)  THREE DIGIT PLAN NUMBER
         FOR ANNUAL RETURN/REPORT:   001

2.  EFFECTIVE DATE

    (a)  This is a new Plan having an effective date of
            .

    (b)  This is an amended Plan.

         The effective date of the original Plan was April 1,
         1992       .

         The effective date of the amended Plan is February 1,
         1998    .

    (c) If different from above, the Effective Date for the Plan's Elective Deferral provisions shall be
                   . [If no date is entered, the effective date for Elective Deferrals is the same as 2(a) or 2(b)].

3.  DEFINITIONS

    (a) "Collective or Commingled Funds" (Applicable to institutional Trustees only.) Investment in collective or commingled funds as permitted at paragraph 13.3(b) of the Basic Plan Document #04 shall only be made to the following specifically named fund(s):

         See Attachment 3(a)



         Funds made available after the execution of this Adoption Agreement will be listed on schedules attached to the end of this Adoption Agreement.

    (b) "Compensation" Compensation shall be determined on the basis of the:

         [x] (i) Plan Year. If elected, Compensation is based on the period during which the Employee is a Participant in the Plan.

         [  ] (ii) Employer's Taxable Year.

         [  ] (iii)Calendar Year.

         Compensation shall be determined on the basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1(c):

         [x]  (iv) Code Section 6041 and 6051 Compensation,

         [  ] (v)  Code Section 3401(a) Compensation, or

         [  ] (vi) Code Section 415 Compensation.

         For purposes of the Plan, Compensation shall be
         limited to $          , the maximum amount which will be
         considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the $200,000 of Code Section 415(d), thus the amount should be less than $200,000 as adjusted for cost-of-living increases.]

         (vii)     Exclusions From Compensation:

              (1)  overtime.

              (2)  bonuses.

              (3)  commissions.

              (4)  Contributions made pursuant to a salary
                   reduction agreement as defined at paragraph
                   1.12 of Basic Plan Document #04.

              (5)

    Compensation for Purposes of:                Exclusion(s)

    Determining Employee Elective Deferrals
    expressed as a percentage of Compensation
    [Section 7(b)]

    Determining Employer Matching Contributions
    [Section 7(c)]

    Allocating Employer Qualified Non-Elective
    Contributions [Section 7(d)] and Non-Elective
    Contributions [Section 7(e)]

    Determining Actual Deferral and Contribution
    Percentages in connection with the
    antidiscrimination tests. Such definition must satisfy Code Section 414(s).

    (c)  "Entry Date"

         [ ] (i) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

         [  ] (ii) The earlier of the first day of the Plan
                   Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

         [  ] (iii)     The first day of the Plan Year
                        following the date on which the
                        Employee meets the eligibility
                        requirements.  If this election is
                        made, the Service requirement at
                        4(a)(ii) may not exceed 1/2 year and
                        the age requirement at 4(b)(ii) may
                        not exceed 20-1/2.

         [ ] (iv) The first day of the month coinciding with or following the date on which an Employee meets the eligibility requirements.

         [x] (v) The first day of the Plan Year, or the first day of the fourth month, or the first day of the seventh month or the first day of the tenth month, of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

    (d) "Hours of Service" Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

         [x] (i) On the basis of actual hours for which an Employee is paid or entitled to payment.

         [  ] (ii) On the basis of days worked.
                   An Employee shall be credited with ten (10)
                   Hours of Service if under paragraph 1.42 of the Basic Plan Document #04 such Employee would be credited with at least one (1) Hour of Service during the day.

         [  ] (iii)     On the basis of weeks worked.
                   An Employee shall be credited with forty-five
                   (45) Hours of Service if under
                   paragraph 1.42 of the Basic Plan Document
                   #04 such Employee would be credited with at least one (1) Hour of Service during the week.

         [ ] (iv) On the basis of semi-monthly payroll periods.
                   An Employee shall be credited with ninety-five
                   (95) Hours of Service if under
                   paragraph 1.42 of the Basic Plan Document
                   #04 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

         [  ] (v)  On the basis of months worked.
                   An Employee shall be credited with one-hundred-ninety
                   (190) Hours of Service if
                   under paragraph 1.42 of the Basic Plan
                   Document #04 such Employee would be
                   credited with at least one (1) Hour of
                   Service during the month.

    (e) "Limitation Year" The 12-consecutive month period commencing on October 1 and ending on September 30.

         If applicable, the Limitation Year will be a short
         Limitation Year commencing on
         and ending on                     .  Thereafter, the Limitation Year
         shall end on the date last specified above.

    (f)  "Net Profit"

         [x] (i) Not applicable (profits will not be required for any contributions to the
                   Plan).

         [  ] (ii) As defined in paragraph 1.49 of the Basic
                   Plan Document #04.

         [  ] (iii)     Shall be defined as:




              (Only use if definition in paragraph 1.49 of the Basic Plan Document #04 is to be superseded.)

    (g) "Plan Year" The 12-consecutive month period commencing on October 1 and ending on September 31.

         If applicable, the Plan Year will be a short Plan
         Year commencing on         and ending on        .
         Thereafter, the Plan Year shall end on the date last specified above.

    (h) "Qualified Early Retirement Age" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [x] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

    (i) "Qualified Joint and Survivor Annuity" The safe-harbor provisions of paragraph 8.7 of the Basic Plan
         Document #04 [x] are [  ] are not applicable.  If not
         applicable, the survivor annuity shall be       % (50%,
         66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

    (j)  "Taxable Wage Base" [paragraph 1.79]

         [x] (i) Not Applicable - Plan is not integrated with Social Security.

         [ ] (ii) The maximum earnings considered wages for such Plan Year under Code Section 3121(a).

         [  ] (iii)           % (not more than 100%) of the amount
                        considered wages for such Plan Year
                        under Code Section 3121(a).

         [  ] (iv) $         , provided that such amount is not in
                   excess of the amount determined under
                   paragraph 3(j)(ii) above.

         [ ] (v) For the 1989 Plan Year $10,000. For all subsequent Plan Years, 20% of the maximum earnings considered wages for such Plan
                   Year under Code Section 3121(a).

         NOTE:     Using less than the maximum at (ii) may
                   result in a change in the allocation
                   formula in Section 7.

    (k) "Valuation Date(s)" Allocations to Participant Accounts under a daily valuation system will be performed in accordance with paragraph 5.4(b) of the Basic Plan Document #04. Allocatons to Participant Accounts under a balance forward valuation system will be performed in accordance with paragraph 5.4(a) of Basic Plan Document #04:

         (i)  Monthly             (iv) Semi-Annually

         (ii) Bi-Monthly          (v)  Annually

         (iii)     Quarterly

         Indicate Valuation Date(s) to be used by specifying option from list above:

         Type of Contribution(s)                 Valuation
                                                 Date(s)

         After-Tax Voluntary Contributions [Section 6]     iii


         Elective Deferrals [Section 7(b)]       iii

         Matching Contributions [Section 7(c)]   iii

         Qualified Non-Elective Contributions
         [Section 7(d)]                          iii

         Non-Elective Contributions
         [Section 7(e), (f) and (g)]             iii

         Minimum Top-Heavy Contributions
         [Section 7(i)]                          iii

    (l)  "Year of Service"

         (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

         (ii) For Allocation Accrual Purposes: The 12-consecutive month period during which an
              Employee is credited with 1000 (not more than 1,000) Hours of Service.

         (iii) For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000)
                   Hours of Service.

4.  ELIGIBILITY REQUIREMENTS

    (a)  Service:

         [  ] (i)  The Plan shall have no service requirement.

         [x] (ii) The Plan shall cover only Employees having completed at least 1 [not more than three
                   (3)] Years of Service.  If more than one
                   (1) is specified, for Plan Years beginning in 1989 and later, the answer will be deemed to be one (1).

         NOTE: If the eligibility period selected is less than one year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period.

    (b)  Age:

         [ ] (i) The Plan shall have no minimum age requirement.

         [x]  (ii) The Plan shall cover only Employees having
                   attained age 21     (not more than age 21).


    (c)  Classification:

         The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

         [  ] (i)  No exceptions.

         [x] (ii) The Plan shall exclude Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

         [  ] (iii)     The Plan shall exclude Employees who
                        are nonresident aliens and who receive
                        no earned income from the Employer
                        which constitutes income from sources
                        within the United States.

         [ ] (iv) The Plan shall exclude from participation any nondiscriminatory classification of
                   Employees determined as follows:



    (d)  Employees on Effective  Date:

         [x] (i) Not Applicable. All Employees will be required to satisfy both the age and Service requirements specified above.

         [  ] (ii) Employees employed on the Plan's Effective
                   Date do not have to satisfy the Service
                   requirements specified above.

         [  ] (iii)     Employees employed on the Plan's
                        Effective Date do not have to satisfy
                        the age requirements specified above.

5.  RETIREMENT AGES

    (a)  Normal Retirement Age:

         If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal
         Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

         [x]  (i)  Normal Retirement Age shall be 65      (not
                   to exceed age 65).

         [  ] (ii) Normal Retirement Age shall be the later of
                   attaining age        (not to exceed age 65)
                   or the        (not to exceed the 5th) an-
                   niversary of the first day of the first
                   Plan Year in which the Participant
                   commenced participation in the Plan.

    (b)  Early Retirement Age:

         [x]  (i)  Not Applicable.

         [ ] (ii) The Plan shall have an Early Retirement Age of (not less than 55) and completion of Years of Service.

6.  EMPLOYEE CONTRIBUTIONS

    [x]  (a)  Participants shall be permitted to make Elective
              Deferrals in any amount from 1% up to 14
              % of their Compensation.

              If (a) is applicable, Participants shall be permitted to amend their Salary Savings
              Agreements to change the contribution percentage as provided below:

              [  ] (i)  On the Anniversary Date of the Plan,

              [  ] (ii) On the Anniversary Date of the Plan
                        and on the first day of the seventh
                        month of the Plan Year,

              [x]  (iii)     On the Anniversary Date of the
                             Plan and on the first day
                             following any Valuation Date, or

              [  ] (iv) Upon 30 days notice to the Employer.

    [  ] (b)  Participants shall be permitted to make after
              tax Voluntary Contributions in any amount from
                 % up to       % of their Compensation.

    [  ] (c)  Participants shall be required to make after tax
              Voluntary Contributions as follows (Thrift
              Savings Plan):

              [  ] (i)        % of Compensation.

              [  ] (ii) A percentage determined by the
                        Employee on his or her enrollment
                        form.

    [  ] (d)  If necessary to pass the Average Deferral
              Percentage Test, Participants [ ] may [ ] may not have Elective Deferrals recharacterized as Voluntary Contributions.

    NOTE: The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) and (c) above, and may apply to (a).

7.  EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

    NOTE: The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

    (a)  Profits Requirement:

         (i) Current or Accumulated Net Profits are required for:

              [  ] (A)  Matching Contributions.

              [  ] (B)  Qualified Non-Elective Contributions.

              [  ] (C)  discretionary contributions.

         (ii) No Net Profits are required for:

              [x]  (A)  Matching Contributions.

              [x]  (B)  Qualified Non-Elective Contributions.

              [x]  (C)  discretionary contributions.

    NOTE: Elective Deferrals can always be contributed regardless of profits.

[x] (b)  Salary Savings Agreement:

         The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in
         Section 6 above.

         An Employee who has terminated his or her election under the Salary Savings Agreement other than for hardship reasons may not make another Elective
         Deferral:

         [  ] (i)  until the first day of the next Plan Year.

         [x] (ii) until the first day of the next valuation period.

         [  ] (iii)     for a period of          month(s) (not
                        to exceed 12 months).

[x] (c) Matching Employer Contribution [See paragraphs (h) and (i)]:

         [  ] (i)  Percentage Match:  The Employer shall
                   contribute and allocate to each eligible
                   Participant's account an amount equal to
                     % of the amount contributed and allocated
                   in accordance with paragraph 7(b) above and
                   (if checked)       % of [  ] the amount of
                   Voluntary Contributions made in accordance
                   with paragraph 4.1 of the Basic Plan
                   Document #04.  The Employer shall not match
                   Participant Elective Deferrals as provided
                   above in excess of $         or in excess of
                    % of the Participant's Compensation or if
                   applicable, Voluntary Contributions in
                   excess of $         or in excess of       % of
                   the Participant's Compensation.  In no
                   event will the match on both Elective
                   Deferrals and Voluntary Contributions
                   exceed a combined amount of $       or      %.

         [x]  (ii) Discretionary Match:  The Employer shall
                   contribute and allocate to each eligible
                   Participant's account a percentage of the
                   Participant's Elective Deferral contributed
                   and allocated in accordance with paragraph
                   7(b) above.  The Employer shall set such
                   percentage prior to the end of the Plan
                   Year.  The Employer shall not match
                   Participant Elective Deferrals in excess of
                   $         or in excess of 6     % of the
                   Participant's Compensation.

         [  ] (iii)     Tiered Match:  The Employer shall
                        contribute and allocate to each
                        Participant's account an amount equal
                        to       % of the first       % of the
                        Participant's Compensation, to the
                        extent deferred.

                         % of the next       % of the
                   Participant's Compensation, to the extent deferred.

                         % of the next       % of the
                   Participant's Compensation, to the extent deferred.

    NOTE: Percentages specified in (iii) above may not increase as the percentage of Participant's contribution increases.

         [  ] (iv) Flat Dollar Match:  The Employer shall
                   contribute and allocate to each
                   Participant's account $         if the
                   Participant defers at least 1% of
                   Compensation.

         [  ] (v)  Percentage of Compensation Match:  The
                   Employer shall contribute and allocate to
                   each Participant's account       % of Com-
                   pensation if the Participant defers at
                   least 1% of Compensation.

         [  ] (vi) Proportionate Compensation Match:  The
                   Employer shall contribute and allocate to each Participant who defers at least 1% of Compensation, an amount determined by multiplying such Employer Matching Contri-bution by a fraction the numerator of which is the Participant's Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation. The Employer shall set such discretionary contribution prior to the end of the Plan Year.

         [  ] (vii)     Qualified Match:  Employer Matching
                        Contributions will be treated as
                        Qualified Matching Contributions to
                        the extent specified below:

                   [  ] (A)  All Matching Contributions.

                   [  ] (B)  None.

                   [  ] (C)        % of the Employer's
                             Matching Contribution.

                   [  ] (D)  Up to       % of each Par-
                             ticipant's Compensation.

                   [  ] (E)  The amount necessary to meet the
                             [  ] Average Deferral  Percentage
                             (ADP) Test, [  ] Average
                             Contribution Percentage (ACP)
                             Test, [  ] Both the ADP and ACP
                             Tests.

              (viii)    Matching Contribution Computation
                        Period:  The time period upon which
                        matching contributions will be based
                        shall be

                   [  ] (A)  weekly

                   [  ] (B)  bi-weekly

                   [  ] (C)  semi-monthly

                   [  ] (D)  monthly

                   [  ] (E)  quarterly

                   [  ] (F)  semi-annually

                   [x]  (G)  annually

              (ix) Eligibility for Match:  Employer Matching
                   Contributions, whether or not Qualified, will only be made on Employee Contributions not withdrawn prior to the end of the applicable [ ] payroll period
                   [  ] valuation period [x] Plan Year.

[x] (d) Qualified Non-Elective Employer Contribution - [See paragraphs (h) and (i)] These contributions are fully vested when contributed.

         The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is:

         [x]  (i)  All such Qualified non-Elective
         Contributions.

         [ ] (ii) The amount necessary to meet [ ] the ADP test, [ ] the ACP test, [ ] Both the ADP and ACP tests.

         Qualified non-Elective Contributions will be made to:

         [  ] (iii)     All Employees eligible to participate.

         [x] (iv) Only non-Highly Compensated Employees eligible to participate.

[x] (e)  Additional Employer Contribution Other Than Qualified
         Non-Elective Contributions - Non-Integrated [See paragraphs (h) and (i)]

         The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[  ]     (f)  Additional Employer Contribution - Integrated
              Allocation Formula [See paragraphs (h) and (i)]

         The Employer shall have the right to make an additional discretionary contribution. The
         Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

         (i) First, to the extent contributions and forfei-tures are sufficient, all Participants will receive an allocation equal to 3% of their Com-pensation.
         (ii) Next, any remaining Employer Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

         (iii) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

    NOTE: If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11(c)(ii)] covering the same Employees, sub-paragraphs (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.

         (iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Partici-pants (whether or not they received an allo-cation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

[  ]     (g)  Additional Employer Contribution-Alternative
              Integrated Allocation Formula. [See paragraph (h) and (i)]

         The Employer shall have the right to make an additional discretionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follows:

               % of each eligible Participant's Compensation
         plus       % of Compensation in excess of the Taxable
         Wage Base defined at Section 3(j) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in Section 3(j) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

NOTE: Only one plan maintained by the Employer may be integrated with Social Security.
    (h)  Allocation of Excess Amounts (Annual Additions)

         In the event that the allocation formula above results in an Excess Amount, such excess, after distribution of Employee related contributions pursuant to paragraph 10.2 of the Basic Plan Document shall be:

         [ ] (i) Suspense Account - placed in a suspense account accruing no gains or losses for the benefit of the Participant.

         [x]  (ii) Spillover - reallocated as additional
                   Employer contributions to all other
                   Participants to the extent that they do not have any Excess Amount.

    (i)  Minimum Employer Contribution Under Top-Heavy Plans:

         For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under paragraphs 7(d), 7(e), 7(f), 7(g) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Basic Plan document #04. Top-Heavy minimums will be allocated to:

         [x]  (i)  all eligible Participants.

         [ ] (ii) only eligible non-Key Employees who are Participants.

    (j)  Return of Excess Contributions and/or Excess
    Aggregate Contributions:

         In the event that one or more Highly Compensated
         Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate
         Limit, the limit will be satisfied by reducing:

         [  ] (i)  the ADP of the affected Highly Compensated
                   Employees.

         [  ] (ii) the ACP of the affected Highly Compensated
                   Employees.

         [x]  (iii)     a combination of the ADP and/or ACP of
                        the affected Highly Compensated
                        Employees.

8.  ALLOCATIONS TO TERMINATED EMPLOYEES

    [ ] (a) The Employer will not allocate Employer related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Section 401(a)(26) and 410(b). (These requirements are effective for 1989 and subsequent Plan Years.)

    [x] (b) The Employer will allocate Employer matching and other related contributions as indicated below to Employees who terminate during the Plan Year as a result of:

              Matching  Other

              [x]  [x]  (i)  Retirement.

              [x]  [x]  (ii) Disability.

              [x]  [x]  (iii)     Death.

              [  ] [  ] (iv) Other termination of employment
                             provided that the Participant has
                             completed a Year of Service as
                             defined for Allocation Accrual
                             Purposes.

              [  ] [  ] (v)  Other termination of employment
                             even though the Participant has
                             not completed a Year of Service.

              [  ] [  ] (vi) Termination of employment (for
                             any reason) provided that the
                             Participant had completed a Year
                             of Service for Allocation Accrual
                             Purposes.

9.  ALLOCATION OF FORFEITURES

NOTE: Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate
         Contributions.

    (a)  Allocation Alternatives:

         If forfeitures are allocated to Participants, such allocations shall be done in the same manner as the Employer's contribution.

         [ ] (i) Not Applicable. All contributions are always fully vested.

         [x] (ii) Forfeitures attributable to Employer discretionary contributions and Top-Heavy minimums:

                        [  ] will be allocated to:

                             [  ] all eligible Participants.

                             [  ] only those Participants
                                  eligible for an allocation
                                  of Employer contributions in
                                  the current year.

                             [  ] only those Participants
                                  eligible for an allocation
                                  of matching contributions in
                                  the current year.

                        [x]  will be applied to reduce the
                             Employer's contribution for such
                             Plan Year.

                        [  ] shall be applied to offset
                             administrative expenses of the
                             Plan.  If forfeitures exceed
                             these expenses, the excess will
                             be applied to reduce the
                             Employer's contribution for such
                             Plan Year.

         [x]  (iii)     Forfeitures attributable to Employer
                        Matching contributions:

                        [  ] will be allocated to:

                             [  ] all eligible Participants.

                             [  ] only those Participants
                                  eligible for an allocation
                                  of Employer contributions in
                                  the current year.

                             [  ] only those Participants
                                  eligible for an allocation
                                  of matching contributions in
                                  the current year.

                        [x]  will be applied to reduce the
                             Employer's contribution for such
                             Plan Year.

                        [  ] shall be applied to offset
                             administrative expenses of the
                             Plan.  If forfeitures exceed
                             these expenses, the excess will
                             be applied to reduce the
                             Employer's contribution for such
                             Plan Year.

    (b)  Date for Reallocation:

NOTE:    If no distribution has been made to a former
         Participant, sub-section (i) below will apply to such Participant even if the Employer elects (ii), (iii) or (iv) below as its normal administrative policy.

         [ ] (i) Forfeitures shall be reallocated at the end of the Plan Year during which the former
                   Participant incurs his or her fifth
                   consecutive one year Break In Service.

         [ ] (ii) Forfeitures will be reallocated as of the next Valuation Date following the date on which the former Participant receives payment of his or her vested benefit.

         [  ] (iii)     Forfeitures shall be reallocated at
                        the end of the Plan Year during which
                        the former Employee incurs his or her
                          (1st, 2nd, 3rd, or 4th) consecutive
                        one year Break In Service.

         [x] (iv) Forfeitures will be reallocated as of the end of the Plan Year during which the former Participant receives payment of his or her vested benefit.

    (c)  Restoration of Forfeitures:

         If amounts are forfeited prior to five consecutive 1-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

         [1]  (i)  Current year's forfeitures.

         [2]  (ii) Additional Employer contribution.

         [3]  (iii)     Income or gain to the Plan.

    (d) Forfeitures of Excess Aggregate Contributions shall be:

         [x]  (i)  Applied to reduce Employer contributions.

         [ ] (ii) Allocated, after all other forfeitures under the Plan, to the Matching Contribution account of each non-Highly Compensated Participant who made Elective Deferrals or Voluntary Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated Employee.

         Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.


10. CASH OPTION

    [  ] (a)  The Employer may permit a Participant to elect
              to defer to the Plan, an amount not to exceed
                % of any Employer paid cash bonus made for
              such Participant for any year.  A Participant
              must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this section shall be treated for all purposes as Elective Deferrals. Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participant.

    [x]  (b)  Not Applicable.

11. LIMITATIONS ON ALLOCATIONS

    [x] This is the only Plan the Employer maintains or ever maintained, therefore, this section is not applicable.

    [  ] The Employer does maintain or has maintained another
         Plan (including a Welfare Benefit Fund or an individual medical account (as defined in Code
         Section 415(l)(2)), under which amounts are treated as Annual Additions) and has completed the proper sections below.

         Complete (a), (b) and (c) only if the Employer maintains or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)] in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

    (a)  If the Participant is covered under another qualified
         Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

         [  ] (i)  the provisions of Article X of the Basic
                   Plan Document #04 will apply, as if the
                   other plan were a Master or Prototype Plan.

         [ ] (ii) Attach provisions stating the method under which the plans will limit total Annual
                   Additions to the Maximum Permissible
                   Amount, and will properly reduce any Excess
                   Amounts, in a manner that precludes
                   Employer discretion.

    (b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

         Attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

    (c)  The minimum contribution or benefit required under
         Code Section 416 relating to Top-Heavy Plans shall be
         satisfied by:

         [  ] (i)  this Plan.

         [  ] (ii)

                   (Name of other qualified plan of the
                   Employer).

         [  ] (iii)     Attach provisions stating the method
                        under which the minimum contribution
                        and benefit provisions of Code Section
                        416 will be satisfied.  If a Defined
                        Benefit Plan is or was maintained, an
                        attachment must be provided showing
                        interest and mortality assumptions
                        used in the Top-Heavy Ratio.

12. VESTING

    Employees shall have a fully vested and nonforfeitable interest in any Employer contribution and the investment earnings thereon made in accordance with paragraphs (select one or more options) [ ] 7(c), [ ] 7(e),
    [ ] 7(f), [ ] 7(g) and [ ] 7(i) hereof. Contributions under paragraph 7(b), 7(c)(vii) and 7(d) are always fully vested. If one or more of the foregoing options are not selected, such Employer contributions shall be subject to the vesting table selected by the Employer.

    Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [Option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

    (a)  Computation Period:

         The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

         [ ] (i) shall not be applicable since Participants are always fully vested,

         [ ] (ii) shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof, or

         [x]  (iii)     shall commence on the first day of the
                        Plan Year during which an Employee
                        first performs an Hour of Service for
                        the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

    A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(l)(iii) of this Adoption Agreement] at any time during the 12-consecutive month computation period. Consequently, a
    Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

    (b)  Vesting Schedules:

NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

         (i)  Full and immediate vesting.
                         Years of Service
                      1       2    3     4     5     6          7
    (ii)                 %   100%
    (iii)                %      %   100%
    (iv)                 %   20%   40%   60%   80%   100%
    (v)                  %      %  20%   40%   60%   80%        100%
    (vi)              10%    20%   30%   40%   60%   80%        100%
    (vii)           0   %   40 %   60  % 80 %  100%
    (viii)              %      %       %    %     %     %       100%

NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

         [x] All contributions other than those which are fully vested when contributed will vest under
              schedule vii   above.

         [ ] Contributions other than those which are fully vested when contributed will vest as provided below:

                 Vesting               Type Of Employer
              Option Selected             Contribution


                                       7(c) Employer Match
                                       on Salary Savings

                                       7(c) Employer Match on
                                       Employee Voluntary

                                       7(e)
                                       Employer Discretionary

                                       7(f) & (g) Employer Discretionary-
                                       Integrated

    (c)  Service disregarded for Vesting:

         [x] (i) Not Applicable. All Service shall be considered.

         [ ] (ii) Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded when computing a
                   Participant's vested and
                   nonforfeitable interest.

         [  ] (iii)     Service prior to a Participant
                        having attained age 18 shall be
                        disregarded when computing a
                        Participant's vested and nonfor-
                        feitable interest.

13. SERVICE WITH PREDECESSOR ORGANIZATION

    For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s):
    (These hours will also be used for vesting purposes.)

    RTC Express, Inc.

    Round The Corner Restaurants, Inc.


14. ROLLOVER/TRANSFER CONTRIBUTIONS

    (a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #04, [x] shall [ ] shall not be permitted. If permitted, Employees [ ] may [x] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

    (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #04 [x] shall [ ] shall not be permitted. If permitted, Employees [ ] may [x] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

NOTE: Even if available, the Employer may refuse to accept such contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Basic Plan Document
         #04.

15. HARDSHIP WITHDRAWALS

    Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #04, [x] are [ ] are not permitted.

16. PARTICIPANT LOANS

    Participant loans, as provided for in paragraph 13.5 of the Basic Plan Document #04, [x] are [ ] are not permitted. If permitted, repayments of principal and interest shall be repaid to [x] the Participant's segregated account or [ ] the general Fund.

17. INSURANCE POLICIES

    The insurance provisions of paragraph 13.6 of the Basic
    Plan Document #04 [  ] shall [x] shall not be applicable.

18. EMPLOYER INVESTMENT DIRECTION

    The Employer investment direction provisions, as set forth in paragraph 13.7 of the Basic Plan Document #04,
    [x] shall [  ] shall not be applicable.

19. EMPLOYEE INVESTMENT DIRECTION

    (a) The Employee investment direction provisions, as set forth in paragraph 13.8 of the Basic Plan Document
         #04, [x] shall [  ] shall not be applicable.

         If applicable, Participants may direct their investments:

         [x]  (i)  among funds offered by the Trustee.

         [  ] (ii) among any allowable investments.

    (b) Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

         [  ] (i)  All Contributions

         [x]  (ii) Elective Deferrals

         [  ] (iii)     Employee Voluntary Contributions
         (after-tax)

         [  ] (iv) Employee Mandatory Contributions (after-tax)

         [  ] (v)  Employer Qualified Matching Contributions

         [  ] (vi) Other Employer Matching Contributions

         [  ] (vii)     Employer Qualified Non-Elective
         Contributions

         [  ] (viii)    Employer Discretionary Contributions

         [x]  (ix) Rollover Contributions

         [  ] (x)  Transfer Contributions

         [ ] (xi) All of above which are checked, but only to the extent that the Participant is vested in those contributions.

NOTE: To the extent that Employee investment direction was previously allowed, the Trustee shall have the right to either make the assets part of the general Trust, or leave them as separately invested subject to the rights of paragraph 13.8.


20. EARLY PAYMENT OPTION

    (a) A Participant who separates from Service prior to retirement, death or Disability [x] may [ ] may not make application to the Employer requesting an early payment of his or her vested account balance.

    (b) A Participant who has attained age 59-1/2 and who has not separated from Service [x] may [ ] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

    (c)  A Participant who has attained the Plan's Normal
         Retirement Age and who has not separated from Service
         [x] may [ ] may not receive a distribution of his or her vested account balance.

NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distributions, see item 21(a) below.

21. DISTRIBUTION OPTIONS

    (a)  Timing of Distributions:

         In cases of termination for other than death, Disability or retirement, benefits shall be paid:

         [ ] (i) As soon as administratively feasible, following the close of the valuation period during which a distribution is requested or is otherwise payable.

         [ ] (ii) As soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

         [x]  (iii)     As soon as administratively feasible,
                        following the date on which a
                        distribution is requested or is
                        otherwise payable.

         [ ] (iv) As soon as administratively feasible, after the close of the Plan Year during which the Participant incurs consecutive one-year Breaks in Service.

         [ ] (v) Only after the Participant has achieved the Plan's Normal Retirement Age, or Early
                   Retirement Age, if applicable.

         In cases of death, Disability or retirement, benefits shall be paid:

         [ ] (vi) As soon as administratively feasible, following the close of the valuation period during which a distribution is requested or is otherwise payable.

         [  ] (vii)     As soon as administratively feasible
                        following the close of the Plan Year
                        during which a distribution is
                        requested or is otherwise payable.

         [x]  (viii)    As soon as administratively feasible,
                        following the date on which a
                        distribution is requested or is
                        otherwise payable.

    (b)  Optional Forms of Payment:

         [x]  (i)  Lump Sum.

         [x]  (ii) Installment Payments.

         [  ] (iii)     Life Annuity*.

         [  ] (iv) Life Annuity  Term Certain*.
                   Life Annuity with payments guaranteed for
                                years (not to exceed 20 years,
                   specify all applicable).

         [  ] (v)  Joint and [  ] 50%, [  ] 66-2/3%, [  ] 75%
                   or [ ] 100% survivor annuity* (specify all applicable).

         [  ] (vi) Other form(s) specified:


         *Not available in Plan meeting provisions of paragraph 8.7 of Basic Plan Document #04.

    (c)  Recalculation of Life Expectancy:

         In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse)
         [x] shall [ ] shall not have the right to have their life expectancy recalculated annually.

         If "shall",

         [  ] only the Participant shall be recalculated.

         [ ] both the Participant and Spouse shall be recalculated.

         [x] who is recalculated shall be determined by the Participant.

22. SPONSOR CONTACT

    Employers should direct questions concerning the language contained in and qualification of the Prototype to:

    Henry P. Schneider, APA
    (Job Title)  Assistant Vice President
    (Phone Number)  (619) 622-6701

    In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address provided on the first page of this Agreement.
  23.    SIGNATURES:

    Due to the significant tax ramifications, the Sponsor recommends that before you execute this Adoption
      Agreement, you contact your attorney or tax advisor, if any.

    (a)  EMPLOYER:

         Name and address of Employer if different than specified in Section 1 above.





         This agreement and the corresponding provisions of
           the Plan and Trust/Custodial Account Basic Plan
           Document #04 were adopted by the Employer the
           day of                  , 19    .

         Signed for the Employer by:

         Title:

         Signature:

         The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

         Employer's Reliance:  An Employer who adopts a
           Standardized Plan and who maintains or has ever maintained or who later adopts any Plan [including, after December 31, 1985, a Welfare Benefit Fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in
           Section 419A(d)(3)] or an individual medical account, as defined in Code Section 415(l)(2) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under
           Section 401 of the Code. If the Employer who adopts or maintains multiple Plans wishes to obtain reliance that such Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its plan.

         The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under
           Section 401 of the Code unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Sections 401(a)(4), 401(a)(17), 401(l), 401(a)(5), 410(b) and 414(s) of the Code, as
           amended by the Tax Reform Act of 1986 or later laws,
           (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such other date on which these requirements first become effective with respect to this Plan); or
           (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the Plan constitute such an interpretation.

         An Employer who adopts a Nonstandardized Plan may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

         This Adoption Agreement may only be used in conjunction with Basic Plan Document #04.

[x] (b)  TRUSTEE:

         Name of Trustee:

         Wells Fargo Bank, N.A.
         4365 Executive Drive, Suite 1700
         San Diego, CA 92121-2130

         The assets of the Fund shall be invested in
           accordance with paragraph 13.3 of the Basic Plan Document #04 as a Trust. As such, the Employer's Plan as contained herein was accepted by the Trustee
           the        day of                       , 19    .

    Signed for the Trustee by:

         Tony Scarabino                    Brian Dinh
  Title: Assistant Vice President          Trust Officer


  Signature:

[  ]     (c)     CUSTODIAN:

    Name of Custodian:




    The assets of the Fund shall be invested in
    accordance with paragraph 13.4 of the Basic Plan
    Document #04 as a Custodial Account.  As such, the
    Employer's Plan as contained herein was accepted by
    the Custodian the        day of
                          , 19    .

  Signed for the Custodian by:


  Title:


  Signature:

    (d)  SPONSOR:

         The Employer's Agreement and the corresponding
           provisions of the Plan and Trust/Custodial Account
           Basic Plan Document #04 were accepted by the Sponsor
           the        day of                       , 19    .

    Signed for the Sponsor by:       Henry P. Schneider, APA

    Title:                           Assistant Vice President Compliance

    Signature: